Exhibit 99.1

For Immediate Release

Charles & Colvard Updates First Quarter Sales Guidance

MORRISVILLE, N.C., March 16, 2004 — Charles & Colvard, Ltd., (Nasdaq:CTHR) the sole source of moissanite – a created jewel available for use in fine jewelry – today provided an update of first quarter 2004 sales guidance and discussed business expansion activities now underway.

According to Bob Thomas, President and Chief Executive Officer of Charles & Colvard, “As we announced on February 16, 2004 we continue to see sales strength in the first quarter of 2004 and expect this quarter to have the highest level of quarterly sales in our history. Based upon customer orders and indications, we are increasing our preliminary sales estimate for the first quarter 2004 from the previously announced range of between $5.1 million and $5.5 million to our new estimate of between $5.3 million and $5.7 million or approximately 21% to 30% ahead of last year’s $4.4 million.”

Mr. Thomas further stated, “We continue to have discussions with a number of retailers concerning test distribution programs of moissanite jewelry. The most notable test, not previously disclosed, that is currently scheduled in 2004 is in 6 stores in the United Arab Emirates and 10 stores in Hong Kong and China of the Lifestyle jewelry chain. We are pleased with the number and quality of discussions that we are having with potential new retail distribution outlets concerning test programs for moissanite jewelry”

Mr. Thomas noted, “We are progressing on our plans for adding a number of veteran sales professionals. Overall, we believe that moissanite demand is building both domestically and overseas as growing numbers of consumers have come to appreciate this jewel and its defining attributes of fire, brilliance and luster.”

CONFERENCE CALL

Management will host a conference call on Wednesday March 17 at 9:00 a.m. ET. At that time, Robert S. Thomas, President and Chief Executive Officer, and James Braun, CFO will provide a business overview, update corporate developments and discuss the Company’s current plans for 2004. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 800-322-0079 (973-409-9260 for international callers). Please call in 10 minutes before the conference is scheduled to begin and ask for the Charles & Colvard call. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.moissanite.com and click on the Investor Relations section where conference calls are posted. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived online and can be accessed for approximately 90 days. A recorded telephone replay of the call will also be available for approximately one week following the live call. Listeners may dial 877-519-4471 (973-341-3080 for international callers) and use the code #4598113 for the telephone replay

Charles & Colvard, based in the Research Triangle Park area of North Carolina, is the sole source of moissanite, a created jewel used in fine jewelry. Moissanite is near colorless, with more fire, brilliance and luster than a fine diamond, but retails for only a fraction of the cost. For more information, please access www.moissanite.com.

This press release may contain forward-looking statements. Such forward-looking statements are subject to a number of material risks, uncertainties and contingencies that could cause actual results to differ materially from those set forth in the forward-looking statements. Those risks and uncertainties include but are not limited to: the company’s reliance on Cree, Inc. as the sole supplier of the raw materials; the cost of developing distribution channels; difficulties obtaining silicon carbide crystals from the sole supplier in desired qualities, sizes and volumes; and other risks and uncertainties set forth in the Company’s 10-K for the year ended December 31, 2002, 10-Q and other filings with the Securities and Exchange Commission.

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CONTACT:	-OR-
Jim Braun, CFO		Tony Schor
Charles & Colvard		Investor Awareness
(919) 468-0399 Ext. 224		847-945-2222
www.moissanite.com		tonyschor@investorawareness.com